Exhibit 10.1

RELEASE AGREEMENT

THIS RELEASE AGREEMENT (the “Agreement”) is made effective as of August 15, 2014 by and between GEORGE I. NORMAN, (“Norman”) and GREAT PLAINS HOLDINGS, INC., a Nevada corporation (the “Company”). Norman and the Company may collectively be referred to as the “Parties”.

In consideration of the execution and delivery of the Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Subject to each of the obligations of the Parties set forth in this Agreement, the Company shall pay Norman the sum of $4,450.00 upon execution of this Agreement.

2. Norman shall sign the letter of resignation attached hereto as Exhibit A and deliver such resignation to the Company upon execution of this Agreement.

3. Norman hereby agrees to remise, release, acquit, satisfy, and forever discharge the Company, its officers, directors, affiliates, subsidiaries, agents and attorneys (hereinafter collectively referred to as the “Indemnified Parties”), of and from all, and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, which Norman ever had, now has, or which any personal representative, successor, heir or assign of Norman, hereafter can, shall or may have, against the Indemnified Parties, for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the day of these presents including, but not limited to any rights as a shareholder, former Chief Financial Officer or member of the board of directors of the Company. This Release is intended to include all possible legal theories, including but not limited to, any tort; the violation of any express or implied contract whether written or oral, or any federal, state or local fair employment practice, workers compensation or other employee relations statutes, regulations or executive orders, including the Employee Retirement Income Security Act (“ERISA”), defamation, intentional infliction of emotional distress; injury to reputation; and pain and suffering.

4. The Company hereby agrees to remise, release, acquit, satisfy, and forever discharge Norman of and from all, and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, which the Company ever had, now has, or which any successor or assign of the Company, hereafter can, shall or may have, against Norman, for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the day of these presents including, but not limited to any rights as a shareholder, former Chief Financial Officer or member of the board of directors of the Company. This Release is intended to include all possible legal theories, including but not limited to, any tort; the violation of any express or implied contract whether written or oral, or any federal, state or local fair employment practice, workers compensation or other employee relations statutes, regulations or executive orders, including the Employee Retirement Income Security Act (“ERISA”), defamation, intentional infliction of emotional distress; injury to reputation; and pain and suffering.

5. Norman acknowledges that this release has been executed voluntarily. Norman has had the opportunity to obtain the advice of any attorney or a representative of Norman’s choice prior to executing this Release and has a full understanding of the terms of this release, which may not be changed except by a writing signed by both the Indemnified Parties and Norman.

6. If a party to this Agreement retains or engages any attorney or attorneys to collect, enforce or protect its interest with respect to this Agreement, or any instrument or document delivered pursuant to this Agreement, the non-prevailing party in any court action shall pay all of the reasonable costs and expenses of such collection, enforcement or protection, including without limitation all reasonable attorneys' fees and court costs prior to litigation, at trial and on appeal.

7. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

8. All parties agree that venue for any court action pertaining to this Agreement shall be in the state and federal courts located in Sumter County, Florida. All parties agree to submit themselves to the jurisdiction of these courts.

IN WITNESS WHEREOF, Norman has signed the Agreement as of the date first above written.

/s/George I. Norman
George I. Norman

Great Plains Holdings, Inc.

By: /s/ Kent Campbell

Name: Kent Campbell
Title: Chief Financial Officer

EXHIBIT A

LETTER OF RESIGNATION

August 15, 2014

Great Plains Holdings, Inc.
4060 NE 95th Road
Wildwood, Florida 34785

Attn. Kent Campbell, Chief Executive Officer

Gentlemen:
This letter confirms that I hereby resign from the Board of Directors of Great Plains Holdings, Inc. and its subsidiaries (the “Company”) and from all offices that I hold effective immediately. My resignation is not the result of any disagreement with the Company on any matter relating to its operation, policies (including accounting or financial policies) or practices.

Sincerely,
/s/ George I. Norman
George I. Norman